SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2005

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2005, Endurance Specialty Holdings Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Deutsche Bank Securities Inc., JP Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as representatives of the several underwriters included on Schedule A thereto, for the sale of $200,000,000 6.15% Senior Notes due 2015 of the Company (the “Senior Notes”). A copy of the Underwriting Agreement is attached to this report as Exhibit 1.01 and is incorporated herein by reference. The Senior Notes were sold under the Company’s Form S-3 shelf registration statement (Reg. No. 333-125457). The Company expects to use the proceeds from the sale of the Senior Notes to repay amounts outstanding under its credit facility, to provide additional capital to its subsidiaries and for other general corporate purposes.

In connection with the issuance of the Senior Notes, on October 17, 2005, the Company entered into the Second Supplemental Indenture attached to this report as Exhibit 1.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
1.01	Underwriting Agreement, dated October 12, 2005
1.02	Second Supplemental Indenture, dated as of October 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 18, 2005

By: /s/ John V. Del Col

Name: John V. Del Col

Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.01	Underwriting Agreement, dated October 12, 2005
1.02	Second Supplemental Indenture, dated as of October 17, 2005